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                                                                    EXHIBIT 10.5

                                 BUSINESS LEASE



THIS LEASE, entered into as of April 25, 1996, is between 1100 Drake, Ltd., a Colorado Limited Partnership, which has its principal office at 1328 Starwood Lane, Evergreen, Colorado 80439 (the "Lessor"), and Pitchers!, Inc., a Colorado corporation, which has its principal office at 2852 West Bowles Avenue, Littleton, Colorado 80123 (the "Lessee").

In consideration of the payment of the rent and the performance of the covenants by the Lessee set forth below, the Lessor does hereby lease to the Lessee the following described property situate in the County of Arapahoe, in the State of Colorado, the street address of which is 2852 West Bowles Avenue, Littleton, Colorado 80123:

                   See Attachment "A"

     TO HAVE AND TO HOLD the same with all appurtenances unto the said Lessee commencing on the date first written above and terminating on April 30, 2001, at and for a base rental of $97,750 per year, payable in monthly installments for the first year of $8,145.83, such payments being due on or before the first day of each calendar month, beginning on May 1, 1996, and for the term of this lease at the office of the Lessor at 1328 Starwood Lane, Evergreen, Colorado 80439, without notice.

The Lessee, in consideration of the leasing of the premises, agrees that this agreement is a triple net lease, and Lessor shall receive all rents net of taxes, maintenance and insurance, all of which Lessee shall pay. Specifically, Lessee agrees, but is not limited to, pay as follows:

     1. To pay the rent for the premises above-described.

     2. To pay rent, in addition to the base rent above-described, a cumulative percentage increase in rent each year equal to four percent (4%) of the previous year's rent. The increase will become effective in May of each year after the first year of this Lease.

     3. To pay those items listed below:

          (a) all taxes, assessments, and other governmental charges which are levied against and may create a statutory lien upon the leased premises and/or personal property which are levied or assessed during this Lease;

          (b) all premiums for fire and extended coverage insurance, property damage, and liability insurance in such amounts as the Lessor may reasonably require;

          (c) all costs and expenses of repairing and maintaining the building, all of its components, and all land surrounding the building; except that Lessor agrees that Lessor shall, at Lessor's sole expense, maintain all structural elements of the building and the replacement of the roof, so long as Lessee has provided for normal repairs and maintenance; and

          (d) all rents and other financial obligations of Lessor pertaining to the

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               premises under the terms and provisions of that certain lease dated October 10, 1986 between the State of Colorado and Riverfront Development Corporation.

     4. To keep the improvements upon the premises, including sewer connections, plumbing, wiring and glass in good repair, all at Lessee's expense, and at the expiration of this lease to surrender the premises in as good condition as when the Lessee entered the premises, loss by fire, inevitable accident, and ordinary wear excepted. To keep all sidewalks on and around the premises free and clear of ice and snow, and to keep the entire exterior premises free from all litter, dirt, debris and obstructions; to keep the premises in a clean and sanitary condition as required by the ordinances of the city and county in which the property is situate.

     5. To sublet no part of the premises, and not to assign the lease or any interest therein without the written consent of the Lessor, which consent will not be unreasonably withheld.

     6. To use the premises only as a restaurant/bar and to use the premises for no purposes prohibited by the laws of the United States or the State of Colorado, or of the ordinances of the City of Littleton, and for no improper or questionable purposes whatsoever.

     7. To neither hold, nor attempt to hold, the Lessor liable for any injury or damage, either proximate or remote, occurring through or caused by the repairs, alterations, injury or accident to the premises, or adjacent premises, or other parts of the above premises not herein demised, or by reason of the negligence or default of the owners or occupants thereof or any other person, nor to hold the Lessor liable for any injury or damage occasioned by defective electric wiring, or the breakage or stoppage of plumbing or sewerage upon said premises or upon adjacent premises, whether breakage or stoppage results from freezing or otherwise; to neither permit nor suffer said premises, or the walls or floors thereof, to be endangered by overloading, nor said premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous, nor make any alterations in or changes in, upon, or about said premises without first obtaining the written consent of the Lessor therefore, but to permit the Lessor to place a "For Rent" card or sign upon the leased premises at any time after sixty (60) days before the end of this lease.

     8. To allow the Lessor to enter upon the premises at any reasonable hour.

     9. To pay all charges for water and water rents, and for heating and lighting of the building in which said premises are located.

     IT IS EXPRESSLY UNDERSTOOD AND AGREED BETWEEN LESSOR AND LESSEE AS
FOLLOWS:

     10. No assent, express or implied, to any breach of any one or more of the agreements hereof shall be deemed or taken to be a waiver of any succeeding or other breach. Any payment by Lessee, or acceptance by Lessor, of a lesser amount than due shall be treated only as a payment on account. Further, failure of the Lessor to timely bill for taxes, insurance or repairs, as required herein, shall not be deemed a waiver of the Lessee's liability to pay same.

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     11. If, after the expiration of this lease, including all options periods, the Lessee shall remain in possession of the premises and continue to pay rent without a written agreement as to such possession, then such tenancy shall be regarded as a month-to-month tenancy, at a monthly rental, payable in advance, equivalent to the last month's rent paid under this lease, and subject to all the terms and conditions of this lease.

     12. If the premises are left vacant and any part of the rent reserved hereunder is not paid, then Lessor may, without being obligated to do so, and without terminating this lease, retake possession of the said premises and rent the same for such rent, and upon such conditions as the Lessor may think best, making such change and repairs as may be required, giving credit for the amount of rent so received less all expenses of such changes and repairs, and the Lessee shall be liable for the balance of the rent herein reserved until the expiration of the term of this lease.

     13. The Lessor and Lessee acknowledge that there is no security deposit being held by Lessor for the faithful performance of all the terms, conditions and covenants of this lease.

     14. Lessee shall be in default if (a) any part of the rent provided to be paid herein is not paid within ten days after written notice has been given by Lessor to Lessee, or (b) Lessee fails to perform any other provision of this lease if the failure to perform is not cured within thirty days after written notice has been given by Lessor to Lessee, provided that if the default cannot reasonably be cured within thirty days, Lessee shall not be in default if Lessee commences to cure the default within the thirty day period and diligently and in good faith continues to cure the default. Written notice given under this paragraph shall specify the alleged default and the applicable lease provisions, and shall demand that Lessee perform the provisions of this lease or pay the rent that is in arrears, as the case may be, within the applicable period of time, or quit the premises. If Lessee is in default, it shall be lawful for the Lessor to declare the term ended, and to enter into the premises, either with or without legal process, and to remove the Lessee or any other person occupying the premises, using such force as may be necessary, without being liable to prosecution, or in damages therefor, and to repossess the premises free and clear of any rights of the Lessee. If, at any time, this lease is terminated under this paragraph, the Lessee agrees to peacefully surrender the premises to the Lessor immediately upon termination, and if Lessee remains in possession of the premises, the Lessee shall be deemed guilty of forcible entry and detainer of the premises, and, waiving notice, shall be subject to forcible eviction with or without process of law.

     15. In the event of any dispute arising under the terms of this lease, or in the event of non-payment of any sums arising under this lease and in the event the matter is turned over to an attorney, the party prevailing in such dispute shall be entitled, in addition to other damages or costs, to receive reasonable attorney's fees from the other party. Each of the parties hereto does hereby waive trial by jury in any action or proceeding of any kind or nature pertaining to the enforcement or interpretation of this lease in which action either of the parties (or their respective guarantors, assigneds or successors in interest) are joined as litigants.

     16. In the event any payment required hereunder is not made within ten (10) days after the payment is due, a late charge of five percent (5%) of the payment will be paid

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by the Lessee.

     17. (a) If the entire premises, at any time during the term of this lease or any extension thereof, shall be taken by the exercise of a power of eminent domain, this lease shall then terminate as of the date of title vesting in such proceeding, all rentals shall be paid up to that date, and Lessee shall have no claim against Lessor nor the condemning authority for the value of the unexpired term of this lease.

         (b) In the event of a partial taking of the building or more than 25% of the land area, which leaves the premises unfit for the normal and proper conduct of the business of the Lessee, then the Lessee shall have the right to cancel and terminate this lease effective upon the actual partial taking, all rentals shall be paid up to that date, and Lessee shall have no claim against Lessor nor the condemning authority for the value of any unexpired term of this lease. If this lease shall not be cancelled as above provided, it shall continue in effect and the rental herein agreed to be paid which the value of the untaken part of the premises, immediately after the taking, bears to the value of the entire premises immediately before the taking. If the Lessee's continued use of the premises requires alterations and repairs by reason of a partial taking, the Lessor may elect to terminate this lease within thirty days after the actual taking; or subject to Lessee's right of termination above provided, which must be exercised in writing within thirty days after such partial taking, may elect to continue it, in which event the Lessor shall make all necessary alterations and repairs at its expense which are required because of such partial taking. Until such alterations and repairs shall have been completed, an equitable abatement of rent shall be made to Lessee for any portion of the premises unfit for occupancy and use in the conduct of Lessee's business for the period during which the same is unfit for such occupancy and use.

         (c) In the event of any condemnation or taking as aforesaid, whether whole or partial, Lessee shall not be entitled to any part of the award paid for said condemnation, and Lessor is to receive the full amount of such award, Lessee hereby expressly waiving any right or claim to any part thereof. Although all such damages awarded in the event of any condemnation are to belong to the Lessor when damages are awarded as compensation for diminution in value of the leasehold or to the fee of the leased premises, Lessee shall have the right to claim and recover from the condemning authority, but not from the Lessor, such compensation as may be separately awarded or recoverable by Lessee in Lessee's own right on account of any and all damages to Lessee's business by reason of the condemnation and for or on account of any cost or loss to which Lessee might be put in removing Lessee's merchandise, furniture, fixtures, and leasehold improvements, and equipment.

     18. Lessee agrees that with respect to the lien of any mortgage or deed of trust which Lessor or its assigns shall make covering the premises, that regardless of any default under any such instruments or any possession or sale of the premises thereunder, so long as Lessee performs all covenants and conditions of this lease and continues to pay rent to whomsoever may be lawfully entitled to same, this lease and Lessee's possession hereunder shall not be disturbed by the mortgagee or beneficiary or anyone claiming under or through such mortgage or deed of trust.

     19. This lease is made with the express understanding and agreement that, in the event the Lessee is declared a bankrupt, then, the Lessor may declare this lease ended,

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and all rights of the Lessee hereunder shall terminate and cease.

ADDITIONAL PROVISIONS:

     20. (a) Lessee shall have two successive options to extend the term of this lease. Provided Lessee is not in default under any of the terms and conditions of this lease, it is hereby agreed that the Lessee shall have the option to extend the term of this lease for a first additional term of five years commencing May 1, 2001, under the same terms and conditions, with an initial annual rental equal to the previous year's rate plus four percent (4%), with cumulative annual increases in rent throughout the extended term as provided in paragraph 2. Lessee shall give Lessor written notice of its intent to exercise this option at least ninety (90) days prior to the expiration of the initial term of this lease. If such notice is not timely given to Lessor, then Lessee shall be deemed to have forfeited such option.

         (b) Provided Lessee has exercised the foregoing first option to extend the term of this lease and Lessee is not in default under any of the terms and conditions of this lease, it is hereby agreed that the Lessee shall have the option to extend the term of this lease for a second additional term of five years commencing May 1, 2006 (the "Second Option") under the same terms and conditions for a rental rate equivalent to the prevailing market rental rate for the premises as of May 1, 2006, as negotiated and agreed upon in writing by Lessor and Lessee, with cumulative annual increases in rent throughout the extended term as provided in paragraph 2. Lessee shall give Lessor written notice of its intent to exercise the Second Option at least one hundred eighty days prior to the expiration of the first extended term of this lease. If such notice is not timely given to Lessor, then Lessee shall be deemed to have forfeited such option.

         (c) If, within thirty days following the Lessee's delivery of notice of exercise of the Second Option, Lessor and Lessee are unable to reach agreement as to the market rental rate to be charged during the five years included in the Second Option, then such market rental rate shall be determined by binding arbitration administered by the American Arbitration Association in Denver, Colorado, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association. Except as provided below, all costs of arbitration shall be shared equally by the parties, but each party shall pay its own attorney fees and expert witness fees. However, it is also understood and agreed that if the market rental rate so determined by arbitration is unacceptable to Lessee, in Lessee's sole discretion, then Lessee may, within fifteen days following issuance of the arbitration award, by written notice to Lessor, elect not to exercise the Second Option at the arbitrated market rental rate, then Lessee must pay all costs of the foregoing arbitration proceeding and must fully reimburse Lessor for Lessor's reasonable attorney fees and expert witness fees incurred in connection with such arbitration proceeding.

     21. The parties acknowledge that the premises are subject to the terms and provisions of the Amended and Restated Common Area Maintenance Agreement ("CAM Agreement") dated September 12, 1997 between Lessor and EchoStar Real Estate Corporation. It is hereby agreed that Lessor (and its successors and assigns) shall not,

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without prior written consent of Lessee, (a) revoke the CAM Agreement, (b) amend the CAM Agreement to create any additional financial burdens upon Lessee or additional duties to be performed by Lessee, or (c) amend the CAM Agreement in any manner which Lessee deems would adversely affect the Lessee's business operations at the leased premises.

     22. All notices, demands, requests or other instruments required in this lease to be given by either party shall be sent by certified or registered mail addressed to Lessor at 1328 Starwood Lane, Evergreen, Colorado 80439, and to Lessee at 2852 West Bowles Avenue, Littleton, Colorado 80123, or at such other addresses as the parties may designate, in writing, in the future.

     THIS LEASE shall be binding on the parties, their personal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease to be effective as of the day and year first written above.

                                        PITCHERS!, INC.

                                        By: /s/ Herbert Lee
                                           -------------------------------------
                                           President

Attest:

/s/ Carol A. VanGytenbeek
----------------------------
Secretary
Pitchers!, Inc.
                                        1100 DRAKE, LTD.

                                        Starwood Investments, Inc. as
                                        General Partner

                                        By: /s/ R. Haydn Silleck
                                           -------------------------------------
                                           R. Haydn Silleck, President

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                                   Exhibit "A"

Parcel A:

Lot 1B, a Replat of Lots 1 and 2,
Block 1,
Riverfront Subdivision. Filing No. 2,
County of Arapahoe,
State of Colorado.

Parcel B:

Leasehold Estate created by Lease by and between the State of Colorado acting by and through the Department of Natural Resources for the use and benefit of the Colorado Water Conservation Board, Lessors, and Riverfront Development Corporation, a Colorado Corporation, Lessee, created by Lease recorded October 20, 1988 in Book 5556 at Page 545, said Lessee's interest in and to said Lease's assigned to FC Holding Company, a Delaware Corporation by assignment recorded October 20, 1988 in Book 5556 at Page 569, said Lessee's interest in and to the said Lease conveyed to Tass Investments, Inc., a Colorado Corporation by assignment recorded September 21, 1993 in Book 7145 at Page 39, and Assignment of Leases to TMP Investments, Inc., a California Corporation, said Assignment of Leases recorded October 18, 1993 in Book 7194 at Page 491, covering the following described property:

That part of the Southeast 1/4 of Section 17, Township 5 South, Range 68 West of the 6th P.M. more particularly described as follows:

Beginning at the Northwest corner of Lot 1, Block 1, Riverfront Subdivision Filing No. 2, recorded in Plat Book 87 at Page 36 in the County Clerk and Recorder's Office; Thence Southerly along the Westerly boundary line of said Lot 1, also being said channel's Easterly right of way line, along a curve to the left, the chord of which bears South 15(degrees) 37' 28" West, having a central angle of 10(degrees) 01' 13" and a radius of 784.93 feet, an arc length of
137.27 feet to the true point of beginning; Thence continuing along said line and curve to the left, the chord of which bears South 05(degrees) 17' 33" West, having a central angle of 10(degrees) 38' 36" and a radius of 784.93 feet, an arc length of 145.81 feet; Thence departing said line, North 16(degrees) 01' 51" West, a distance of 123.13 feet; Thence North 28(degrees) 58' 09" East, a distance of 17.68 feet; Thence North 73(degrees) 58' 09" East, a distance of
40.44 feet to the true point of beginning, County of Arapahoe, State of Colorado